Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference in this Registration Statement on Form S-8 of ZK International Group Co., Ltd. (“the Company”) of our report dated January 31, 2023, relating to our audits of the consolidated financial statements of the Company as of and for the years ended September 30, 2022 and 2021 which is included in the Company’s Annual Report on Form 20-F and incorporated by reference in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

August 21, 2025